Exhibit 10.2

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $300,000	Dated: June 5, 2024

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Enphys Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to Enphys Management Company LLC, a Delaware limited liability company (“Payee”), or order, the principal sum of Three Hundred Thousand U.S. Dollars ($300,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Promissory Note (this “Note”) on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.
Payment of Interest.  From and including the date hereof to, but excluding, the Maturity Date, interest on this Note shall accrue on the principal (including as increased by all accrued and unpaid PIK Interest (as defined below)) of each Drawdown (as defined below) under this Note outstanding from time to time at a rate per annum equal to twelve percent (12%) for the Interest Period therefor and shall be payable in United States dollars monthly in arrears on the 15th day of each month (and on the Maturity Date), commencing on June 15, 2024, or if any such day is not a business day, on the immediately prior business day (each, an “Interest Payment Date”).  All interest accrued and payable on any Interest Payment Date will be paid by capitalizing such interest (the “PIK Interest”) and adding it to (and thereby increasing) the outstanding principal of this Note (as increased by any prior payments of PIK Interest).  All interest on this Note so capitalized shall be paid on or prior to the Maturity Date in accordance with the terms and conditions of this Note.  Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

As used in this Note, the following term shall have the following meaning:

“Interest Period” means with respect to a Drawdown, (a) initially, the period commencing on the date on which the Payee funds such Drawdown and ending on the next succeeding Interest Payment Date and (b) thereafter, each period commencing on such Interest Payment Date and ending one (1) month thereafter.

2.
Payment of Principal and Interest; Non-Recourse.  The entire outstanding principal of this Note (including all accrued and unpaid PIK Interest), together with all other sums evidenced by this Note (if any), shall be due and payable in full on the date on which Maker consummates an initial business combination (the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below).  If Maker has not consummated an initial business combination on or prior to December 31, 2024, then Payee shall have no recourse against Maker and all outstanding amounts of principal and accrued and unpaid interest payable under this Note shall immediately terminate and all related indebtedness evidenced hereby shall be deemed canceled.  Notwithstanding the foregoing, the outstanding principal of this Note may be prepaid at any time.  Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

3.
Drawdown Requests.  Maker and Payee agree that Maker may request, from time to time, up to Three Hundred Thousand U.S. Dollars ($300,000) in drawdowns (each, a “Drawdown”) under this Note to be used for costs and expenses related to Maker’s daily operations and due diligence in connection with a potential business combination.  The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “Drawdown Request”).  Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand U.S. Dollars ($10,000) unless agreed upon by Maker and Payee.  Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Three Hundred Thousand U.S. Dollars ($300,000).  No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker, other than, for the avoidance of doubt, the PIK Interest contemplated in Sections 1 and 2 hereof.

4.
Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the outstanding principal and accrued interest of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay any amount due pursuant to this Note on the Maturity Date.

(b)
Voluntary Bankruptcy, Etc.  The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)
Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.	Remedies.

(a)
Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the outstanding principal of this Note, and all other sums payable with regard to this Note, shall immediately become due and payable, in all cases without any further action required on the part of Payee.

(b)
Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c) hereof, the outstanding principal of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action required on the part of Payee.

7.
Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.
Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.
Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.
Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.
Trust Account Waiver.  Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Maker’s initial public offering (the “IPO”) into which proceeds of the IPO (including the deferred underwriting discounts and commissions) and proceeds of the sale of the warrants issued in a private placement in connection with the IPO have been deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (File No. 333-257932), as declared effective by the U.S. Securities and Exchange Commission on October 5, 2021, and into which other proceeds have been or may be deposited, including loan proceeds, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14.
Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ENPHYS ACQUISITION CORP.

By:	/s/ Pär Lindström
Name: Pär Lindström
Title: Authorized Signatory

Agreed and acknowledged:

ENPHYS MANAGEMENT COMPANY LLC
	By:	/s/ Pär Lindström
Name: Pär Lindström
Title: Authorized Signatory